Exhibit 99.1
Mindspeed Announces Departure of Senior Vice President and General Manager, High-Performance Analog, Kurt F. Busch
Company Appoints Seasoned Mindspeed Executive Najabat H. (Hasnain) Bajwa as Senior Vice President
and General Manager, High-Performance Analog
NEWPORT BEACH, Calif., August 23, 2011 — Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced the resignation of senior executive Kurt F. Busch. The company also announced that Najabat H. (Hasnain) Bajwa, the company’s senior vice president and general manager, lightspeed connectivity solutions within its high-performance analog group, will replace Busch to head the combined high-performance analog business unit, effective immediately.
“Kurt has been a valued member of my executive staff over the past three years. The entire Mindspeed team and I are grateful for his efforts and wish him well with his new endeavors,” said Raouf Y. Halim, chief executive officer of Mindspeed. “His role is now being assumed by an eight-year veteran of Mindspeed whose tremendous leadership within our analog group has delivered our market-leading optical module portfolio for both GEPON and GPON deployments. Hasnain has the full complement of knowledge and an ideal range of experience for leading the high-performance analog group while further strengthening the natural synergies between our optical, switching and signal integrity portfolios.”
“I am extremely excited about the opportunity to lead Mindspeed’s analog business,” said Mr. Bajwa. “Explosive data and video traffic continues to drive the need for more sophisticated transport and signal conditioning solutions. With our talented and dedicated team, I’m confident we will accelerate our progress in delivering industry-leading solutions that exceed customer expectations.”
About Mindspeed Technologies
Mindspeed Technologies (NASDAQ: MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company’s low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and long term evolution (LTE) mobile networks. The company’s high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed’s products are sold to original equipment manufacturers (OEMs) around the globe.
To learn more, please visit www.mindspeed.com. Company news and updates are also posted at www.twitter.com/mindspeed.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the company’s expectations, goals or intentions, including, but not limited to: Mr. Bajwa’s experience and knowledge; market position; the strength of synergies between our product portfolios; our team; future product development; and market trends. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: fluctuations in our operating results and future operating losses; constraints in the supply of wafers and other product components from our third-party manufacturers; worldwide political and economic uncertainties and specific conditions in the markets we address; fluctuations in the price of our common stock; loss of or diminished demand from one or more key customers or distributors; successful development and introduction of new products; our ability to attract and retain qualified personnel; doing business internationally and our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; cash requirements and terms and availability of financing; the expense of and our ability to defend our intellectual property against infringement claims by others; pricing pressures and other competitive factors; lengthy sales cycles; order and shipment uncertainty; our ability to obtain design wins and develop revenue from them; product defects and bugs; business acquisitions and investments; and our ability to utilize our net operating loss carryforwards and certain other tax attributes. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2011, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.